UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 3, 2012

AK STEEL HOLDING CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Commission File No. 1-13696

Delaware	31-1401455
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

9227 Centre Pointe Drive
West Chester, Ohio	45069
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 425-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On December 3, 2012, AK Steel Holding Corporation (the “Company”) closed the exercise by the underwriters, pursuant to the Underwriting Agreement, dated as of November 14, 2012, among the Company and J.P. Morgan Securities LLC and Credit Suisse Securities (USA) LLC, as representatives of the underwriters named therein, of their option to purchase 3,300,000 additional shares of Common Stock, par value $0.01 per share, of the Company.

Item 8.01	Other Events.

Weil, Gotshal & Manges LLP, counsel to the Company, has issued an opinion to the Company, dated December 3, 2012, regarding the legality of the Common Stock. A copy of the opinion is filed hereto as Exhibit 5. Such opinion is incorporated by reference into the registration statement on Form S-3 (File No. 333-166303) (as amended by Post-Effective Amendment No. 1, filed on November 13, 2012).

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

5	Opinion of Weil, Gotshal & Manges LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AK STEEL HOLDING CORPORATION

By:	/s/ David C. Horn
David C. Horn
Secretary

Date: December 3, 2012

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